Exhibit 99.1

NEWS RELEASE

Range Announces Second Quarter 2024 Results

FORT WORTH, TEXAS, July 23, 2024…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2024 financial results.

Second Quarter 2024 Highlights –

•
Cash flow from operating activities of $149 million
•
Cash flow from operations, before working capital changes, of $237 million
•
Capital spending of $175 million, approximately 27% of the 2024 budget
•
Pre-hedge NGL realizations of $24.35 per barrel – premium of $1.26 over Mont Belvieu equivalent
•
Natural gas differentials, including basis hedging, averaged ($0.41) per mcf to NYMEX
•
Production averaged 2.15 Bcfe per day, approximately 69% natural gas
•
Repurchased ~$48 million face value of 2025 senior notes at a discount
•
Repurchased 600,000 shares at an average of $33.42 per share

“Our second quarter results demonstrate the resilience of Range’s business through cycles,” said Dennis Degner, CEO. “Safe and efficient operations, strong well performance, diversified marketing and thoughtful hedging allowed Range to deliver another quarter of free cash flow despite low natural gas prices. We remain constructive on the long-term outlook for natural gas and NGLs and with the strongest balance sheet in Company history, a low required reinvestment rate, and a durable high-quality inventory, Range is well positioned to generate competitive free cash flow and returns for decades.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Second Quarter 2024 Results

GAAP revenues for second quarter 2024 totaled $530 million, GAAP net cash provided from operating activities (including changes in working capital) was $149 million, and GAAP net income was $29 million ($0.12 per diluted share). Second quarter earnings results include a $17 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for second quarter 2024 totaled $641 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $237 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $111 million ($0.46 per diluted share) in second quarter 2024.

The following table details Range’s second quarter 2024 unit costs per mcfe(a):

Expenses	2Q 2024 (per mcfe)	2Q 2023 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.11	$ 0.13	(15%)
Transportation, gathering, processing and compression(a)	1.44	1.42	1%
Taxes other than income	0.03	0.04	(25%)
General and administrative(a)	0.16	0.16	0%
Interest expense(a)	0.14	0.16	(13%)
Total cash unit costs(b)	1.88	1.90	(1%)
Depletion, depreciation and amortization (DD&A)	0.45	0.45	0%
Total unit costs plus DD&A(b)	$ 2.33	$ 2.35	(1%)

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for second quarter 2024(a):

	2Q24 Production & Realized Pricing
	Natural Gas (mcf)	NGLs (bbls)	Oil (bbls)	Natural Gas Equivalent (mcfe)

Net production per day	1,495,594	103,042	6,517	2,152,946

Average NYMEX price	$ 1.88	$ 23.09	$ 80.49
Differential, including basis hedging	(0.41)	1.26	(12.17)
Realized prices before NYMEX hedges	1.47	24.35	68.32	2.39
Settled NYMEX hedges	1.00	0.21	(0.19)	0.70
Average realized prices after hedges	$ 2.47	$ 24.56	$ 68.12	$ 3.10

(a)
Totals may not be exact due to rounding

Natural gas liquids and oil made up 30.5% of Range’s production in the second quarter, compared to 32% in first quarter 2024. Second quarter liquids production mix was slightly lower due to the timing of an NGL cargo, which was sold in early July.

Second quarter 2024 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.10 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $1.47 per mcf, or a ($0.41) per mcf differential to NYMEX. The Company continues to expect an average 2024 natural gas differential versus NYMEX to be within a range of ($0.40) to ($0.45) per mcf.

•
Range’s pre-hedge NGL price for the quarter was $24.35 per barrel, approximately $1.26 above the Mont Belvieu weighted equivalent. Given continued outperformance, Range is improving its full-year NGL price guidance to a range of Mont Belvieu equivalent plus $0.75 to $1.50 per barrel.

•
Condensate price realizations, before realized hedges, averaged $68.32 per barrel, or $12.17 below WTI (West Texas Intermediate). Range continues to expect the 2024 condensate differential to average $10.00-$13.00 below WTI.

Financial Position and Repurchase Activity

As of June 30, 2024, Range had net debt outstanding of approximately $1.47 billion, consisting of $1.72 billion of senior notes and $251 million in cash. During the second quarter, Range repurchased in the open market $47.9 million principal amount of 4.875% senior notes due 2025 at a discount, including $800,000 principal amount that was not settled until July and is included in accounts payable in the consolidated balance sheets.

During the second quarter, Range repurchased 600,000 shares at an average price of approximately $33.42, including 295,000 shares that traded in June and settled in July. The Company has approximately $1.1 billion of availability under the share repurchase program.

Capital Expenditures and Operational Activity

Second quarter 2024 drilling and completion expenditures were $162 million, including $13 million classified as exploration drilling. This reflects investments in subsurface technical analysis that will enhance the Company’s geologic models and capital efficiency. In addition, during the quarter, approximately $14 million was invested in acreage. First half 2024 capital spending represented approximately 53% of Range’s total capital budget in 2024.

The table below summarizes expected 2024 activity regarding the number of wells to sales in each area.

	Wells TIL 1H 2024	Remaining 2024	2024 Planned TIL
SW PA Super-Rich	9	0	9
SW PA Wet	17	10	27
SW PA Dry	0	11	11
NE PA Dry	0	2	2
Total Wells	26	23	49

Guidance – 2024

Capital & Updated Production Guidance

Range’s 2024 all-in capital budget is $620 million - $670 million.

Range is targeting a maintenance production program in 2024, resulting in approximately flat production at 2.12 – 2.16 Bcfe per day, with more than 30% attributed to liquids production. Given strong well performance and continued optimization of gathering infrastructure, the Company now expects annual production to be near the high end of guidance.

Updated Full Year 2024 Expense Guidance

Direct operating expense:	$0.11 - $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.45 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe
Exploration expense:	$22 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe
Net interest expense:	$0.13 - $0.14 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million

Updated 2024 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2024 Natural Gas:(1)	NYMEX minus $0.40 to $0.45
FY 2024 Natural Gas Liquids (including ethane):(2)	MB plus $0.75 to $1.50 per barrel
FY 2024 Oil/Condensate:	WTI minus $10.00 to $13.00

(1) Including basis hedging.

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range also hedges natural gas basis differentials to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of June 30, 2024, was a net gain of $13.9 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, July 24 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 24th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENT OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	%	2024	2023	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$478,450	$468,382		$1,045,451	$1,204,664
Derivative fair value income	16,808	123,734		63,406	491,701
Brokered natural gas, marketing and other (b)	31,393	41,350		60,224	118,767
ARO settlement loss (b)	-	-		(26)	-
Interest income (b)	3,376	1,780		6,319	2,737
Other (b)	16	1,731		38	5,468
Total revenues and other income	530,043	636,977	-17%	1,175,412	1,823,337	-36%

Costs and expenses:
Direct operating	22,281	23,470		43,945	50,039
Direct operating - stock-based compensation (c)	471	426		968	841
Transportation, gathering, processing and compression	281,495	268,190		572,370	553,673
Taxes other than income	4,974	6,993		10,342	14,887
Brokered natural gas and marketing	33,513	44,340		64,408	110,747
Brokered natural gas and marketing - stock-based compensation (c)	583	460		1,291	1,121
Exploration	6,316	7,145		10,518	11,429
Exploration - stock-based compensation (c)	335	303		659	623
Abandonment and impairment of unproved properties	1,524	25,786		3,895	33,296
General and administrative	31,372	30,363		65,144	63,785
General and administrative - stock-based compensation (c)	8,482	8,415		18,460	18,015
General and administrative - lawsuit settlements	287	748		478	872
Exit costs	10,094	48,654		20,409	60,977
Deferred compensation plan (d)	1,240	11,153		7,645	20,549
Interest expense	28,356	29,769		57,472	60,626
Interest expense - amortization of deferred financing costs (e)	1,357	1,348		2,717	2,693
Gain on early extinguishment of debt	(179)	(439)		(243)	(439)
Depletion, depreciation and amortization	87,598	85,016		174,735	171,578
Gain on sale of assets	(66)	(106)		(153)	(244)
Total costs and expenses	520,033	592,034	-12%	1,055,060	1,175,068	-10%

Income before income taxes	10,010	44,943	-78%	120,352	648,269	-81%

Income tax (benefit) expense
Current	2,399	(300)		3,981	2,399
Deferred	(21,093)	15,012		(4,471)	134,192
	(18,694)	14,712		(490)	136,591

Net income	$28,704	$30,231	-5%	$120,842	$511,678	-76%

Net income Per Common Share
Basic	$0.12	$0.12		$0.50	$2.10
Diluted	$0.12	$0.12		$0.49	$2.07

Weighted average common shares outstanding, as reported
Basic	241,125	238,970	1%	240,815	238,497	1%
Diluted	242,983	241,105	1%	242,766	241,069	1%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.
(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	June 30,	December 31,
	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets	$514,009	$528,794
Derivative assets	261,397	442,971
Natural gas and oil properties, successful efforts method	6,284,631	6,117,681
Other property and equipment	2,167	1,696
Operating lease right-of-use assets	128,537	23,821
Other	75,482	88,922
	$7,266,223	$7,203,885

Liabilities and Stockholders' Equity
Current liabilities	$1,232,772	$580,469
Asset retirement obligations	2,395	2,395
Derivative liabilities	5,704	222

Bank debt	-	-
Senior notes	$1,088,655	1,774,229
Total debt	1,088,655	1,774,229

Deferred tax liabilities	556,808	561,288
Derivative liabilities	74	107
Deferred compensation liabilities	60,116	72,976
Operating lease liabilities	50,884	16,064
Asset retirement obligations and other liabilities	122,042	119,896
Divestiture contract obligation	285,745	310,688

Common stock and retained deficit	4,319,292	4,213,585
Other comprehensive income	616	647
Common stock held in treasury	(458,880)	(448,681)
Total stockholders' equity	3,861,028	3,765,551
	$7,266,223	$7,203,885

RECONCILIATION OF TOTAL REVENUES AND
OTHER INCOME TO TOTAL REVENUE AS
ADJUSTED, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	%	2024	2023	%

Total revenues and other income, as reported	$530,043	$636,977	-17%	$1,175,412	$1,823,337	-36%
Adjustment for certain special items:
Total change in fair value related to derivatives
prior to settlement loss (gain)	111,249	(47,148)		187,024	(380,647)
ARO settlement loss	-	-		26	-
Total revenues, as adjusted, non-GAAP	$641,292	$589,829	9%	$1,362,462	$1,442,690	-6%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITI ES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income	28,704	30,231	120,842	511,678
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax (benefit) expense	(21,093)	15,012	(4,471)	134,192
Depletion, depreciation and amortization	87,598	85,016	174,735	171,578
Abandonment and impairment of unproved properties	1,524	25,786	3,895	33,296
Derivative fair value income	(16,808)	(123,734)	(63,406)	(491,701)
Cash settlements on derivative financial instruments	128,057	76,586	250,430	111,054
Divestiture contract obligation, including accretion	10,062	48,559	20,329	60,774
Allowance for bad debts	-	-	-	-
Amortization of deferred financing costs and other	1,193	1,284	2,425	2,594
Deferred and stock-based compensation	11,122	20,722	29,337	41,403
Gain on sale of assets	(66)	(106)	(153)	(244)
Gain on early extinguishment of debt	(179)	(439)	(243)	(439)

Changes in working capital:
Accounts receivable	(30,541)	92,768	76,913	317,981
Other current assets	(13,461)	2,337	(22,405)	(2,998)
Accounts payable	(17,906)	(65,322)	(5,718)	(76,143)
Accrued liabilities and other	(19,431)	(82,111)	(101,805)	(211,479)
Net changes in working capital	(81,339)	(52,328)	(53,015)	27,361
Net cash provided from operating activities	148,775	126,589	480,705	601,546

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided from operating activities, as reported	$148,775	$126,589	$480,705	$601,546
Net changes in working capital	81,339	52,328	53,015	(27,361)
Exploration expense	6,316	7,145	10,518	11,429
Lawsuit settlements	287	748	478	872
Non-cash compensation adjustment and other	185	194	84	48
Cash flow from operations before changes in working capital - non-GAAP measure	$236,902	$187,004	$544,800	$586,534

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic:
Weighted average shares outstanding	242,647	244,414	242,365	244,043
Stock held by deferred compensation plan	(1,522)	(5,444)	(1,550)	(5,546)
Adjusted basic	241,125	238,970	240,815	238,497

Dilutive:
Weighted average shares outstanding	242,647	244,414	242,365	244,043
Dilutive stock options under treasury method	336	(3,309)	401	(2,974)
Adjusted dilutive	242,983	241,105	242,766	241,069

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION FEES, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	%	2024	2023	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$209,652	$225,359		$481,127	$666,939
NGLs sales	228,285	200,717		484,361	457,157
Oil sales	40,513	42,306		79,963	80,568
Total Natural Gas, NGLs and Oil Sales, as reported	$478,450	$468,382	2%	$1,045,451	$1,204,664	-13%

Derivative Fair Value Income, as reported	$16,808	$123,734		$63,406	$491,701
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(126,194)	(77,725)		(247,107)	(114,375)
NGLs	(1,978)	-		(1,901)	-
Oil	115	1,139		(1,422)	3,321
Total change in fair value related to commodity derivatives prior to
settlement, a non GAAP measure	$(111,249)	$47,148		$(187,024)	$380,647

Transportation, gathering, processing and compression components:
Natural Gas	$153,040	$142,121		$303,152	$294,710
NGLs	128,077	125,815		268,351	258,527
Oil	378	254		867	436
Total transportation, gathering, processing and compression, as reported	$281,495	$268,190		$572,370	$553,673

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$335,846	$303,084		$728,234	$781,314
NGLs sales	230,263	200,717		486,262	457,157
Oil Sales	40,398	41,167		81,385	77,247
Total	$606,507	$544,968	11%	$1,295,881	$1,315,718	-2%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	136,099,063	129,416,394	5%	268,749,303	263,062,458	2%
NGLs (bbls)	9,376,810	9,330,430	0%	19,137,533	18,620,169	3%
Oil (bbls)	593,020	658,249	-10%	1,203,299	1,231,285	-2%
Gas equivalent (mcfe) (b)	195,918,043	189,348,468	3%	390,794,295	382,171,182	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,495,594	1,422,158	5%	1,476,645	1,453,384	2%
NGLs (bbls)	103,042	102,532	0%	105,151	102,874	2%
Oil (bbls)	6,517	7,234	-10%	6,612	6,803	-3%
Gas equivalent (mcfe) (b)	2,152,946	2,080,752	3%	2,147,221	2,111,443	2%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$1.54	$1.74	-11%	$1.79	$2.54	-30%
NGLs (per bbl)	$24.35	$21.51	13%	$25.31	$24.55	3%
Oil (per bbl)	$68.32	$64.27	6%	$66.45	$65.43	2%
Gas equivalent (per mcfe) (b)	$2.44	$2.47	-1%	$2.68	$3.15	-15%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$2.47	$2.34	6%	$2.71	$2.97	-9%
NGLs (per bbl)	$24.56	$21.51	14%	$25.41	$24.55	4%
Oil (per bbl)	$68.12	$62.54	9%	$67.63	$62.74	8%
Gas equivalent (per mcfe) (b)	$3.10	$2.88	8%	$3.32	$3.44	-3%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$1.34	$1.24	8%	$1.58	$1.85	-15%
NGLs (per bbl)	$10.90	$8.03	36%	$11.39	$10.67	7%
Oil (per bbl)	$67.48	$62.14	9%	$66.91	$62.37	7%
Gas equivalent (per mcfe) (b)	$1.66	$1.46	14%	$1.85	$1.99	-7%

Transportation, gathering and compression expense per mcfe	$1.44	$1.42	1%	$1.47	$1.45	1%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	%	2024	2023	%

Income from operations before income taxes, as reported	10,010	44,943	-78%	120,352	648,269	-81%
Adjustment for certain special items:
Gain on sale of assets	(66)	(106)		(153)	(244)
ARO settlement loss	-	-		26	-
Change in fair value related to derivatives prior to settlement	111,249	(47,148)		187,024	(380,647)
Abandonment and impairment of unproved properties	1,524	25,786		3,895	33,296
Gain on early extinguishment of debt	(179)	(439)		(243)	(439)
Lawsuit settlements	287	748		478	872
Exit costs	10,094	48,654		20,409	60,977
Brokered natural gas and marketing - stock-based compensation	583	460		1,291	1,121
Direct operating - stock-based compensation	471	426		968	841
Exploration expenses - stock-based compensation	335	303		659	623
General & administrative - stock-based compensation	8,482	8,415		18,460	18,015
Deferred compensation plan - non-cash adjustment	1,240	11,153		7,645	20,549

Income before income taxes, as adjusted	144,030	93,195	55%	360,811	403,233	-11%

Income tax expense (benefit), as adjusted
Current (a)	2,399	(300)		3,981	2,399
Deferred (a)	30,728	21,735		79,006	90,345

Net income, excluding certain items, a non-GAAP measure	$110,903	$71,760	55%	$277,824	$310,489	-11%

Non-GAAP income per common share
Basic	$0.46	$0.30	53%	$1.15	$1.30	-12%
Diluted	$0.46	$0.30	53%	$1.14	$1.29	-12%

Non-GAAP diluted shares outstanding, if dilutive	242,983	241,105		242,766	241,069

(a) Taxes are estimated to be approximately 23% for 2023 and 2024.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income, as reported	$28,704	$30,231	$120,842	$511,678
Adjustments for certain special items:
Gain on sale of assets	(66)	(106)	(153)	(244)
ARO settlement loss	-	-	26	-
Gain on early extinguishment of debt	(179)	(439)	(243)	(439)
Change in fair value related to derivatives prior to settlement	111,249	(47,148)	187,024	(380,647)
Abandonment and impairment of unproved properties	1,524	25,786	3,895	33,296
Lawsuit settlements	287	748	478	872
Exit costs	10,094	48,654	20,409	60,977
Stock-based compensation	9,871	9,604	21,378	20,600
Deferred compensation plan	1,240	11,153	7,645	20,549
Tax impact	(51,821)	(6,723)	(83,477)	43,847

Net income, excluding certain items, a non-GAAP measure	$110,903	$71,760	$277,824	$310,489

Net income per diluted share, as reported	$0.12	$0.12	$0.49	$2.07
Adjustments for certain special items per diluted share:
Gain on sale of assets	-	-	-	-
ARO settlement loss	-	-	-	-
Gain on early extinguishment of debt	-	-	-	-
Change in fair value related to derivatives prior to settlement	0.46	(0.20)	0.77	(1.58)
Abandonment and impairment of unproved properties	0.01	0.11	0.02	0.14
Lawsuit settlements	-	-	-	-
Exit costs	0.04	0.20	0.08	0.25
Stock-based compensation	0.04	0.04	0.09	0.09
Deferred compensation plan	0.01	0.05	0.03	0.09
Adjustment for rounding differences	(0.01)	0.01	-	0.01
Tax impact	(0.21)	(0.03)	(0.34)	0.18
Dilutive share impact (rabbi trust and other)	-	-	-	0.04

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.46	$0.30	$1.14	$1.29

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.46	$0.30	$1.15	$1.30
Diluted	$0.46	$0.30	$1.14	$1.29

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues
Natural gas, NGLs and oil sales, as reported	$478,450	$468,382	$1,045,451	$1,204,664
Derivative fair value income, as reported	16,808	123,734	63,406	491,701
Less non-cash fair value loss (gain)	111,249	(47,148)	187,024	(380,647)
Brokered natural gas and marketing and other, as reported	34,785	44,861	66,555	126,972
Less ARO settlement	-	-	26	-
Cash revenues	641,292	589,829	1,362,462	1,442,690

Expenses
Direct operating, as reported	22,752	23,896	44,913	50,880
Less direct operating stock-based compensation	(471)	(426)	(968)	(841)
Transportation, gathering and compression, as reported	281,495	268,190	572,370	553,673
Taxes other than income, as reported	4,974	6,993	10,342	14,887
Brokered natural gas and marketing, as reported	34,096	44,800	65,699	111,868
Less brokered natural gas and marketing stock-based compensation	(583)	(460)	(1,291)	(1,121)
General and administrative, as reported	40,141	39,526	84,082	82,672
Less G&A stock-based compensation	(8,482)	(8,415)	(18,460)	(18,015)
Less lawsuit settlements	(287)	(748)	(478)	(872)
Interest expense, as reported	29,713	31,117	60,189	63,319
Less amortization of deferred financing costs	(1,357)	(1,348)	(2,717)	(2,693)
Cash expenses	401,991	403,125	813,681	853,757

Cash margin, a non-GAAP measure	$239,301	$186,704	$548,781	$588,933

Mmcfe produced during period	195,918	189,348	390,794	382,171

Cash margin per mcfe	$1.22	$0.99	$1.40	$1.54

RECONCILIATION OF INCOME BEFORE TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Income before income taxes, as reported	$10,010	$44,943	$120,352	$648,269
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	-	-	26	-
Derivative fair value income	(16,808)	(123,734)	(63,406)	(491,701)
Net cash receipts on derivative settlements	128,057	76,586	250,430	111,054
Exploration expense	6,316	7,145	10,518	11,429
Lawsuit settlements	287	748	478	872
Exit costs	10,094	48,654	20,409	60,977
Deferred compensation plan	1,240	11,153	7,645	20,549
Stock-based compensation (direct operating, brokered natural gas and	9,871	9,604	21,378	20,600
marketing and general and administrative)
Interest - amortization of deferred financing costs	1,357	1,348	2,717	2,693
Depletion, depreciation and amortization	87,598	85,016	174,735	171,578
Gain on sale of assets	(66)	(106)	(153)	(244)
Gain on early extinguishment of debt	(179)	(439)	(243)	(439)
Abandonment and impairment of unproved properties	1,524	25,786	3,895	33,296
Cash margin, a non-GAAP measure	$239,301	$186,704	$548,781	$588,933